Exhibit 99.1

Keurig Dr Pepper Announces Strategic Refinancing

Company Commences a Public Offering of Senior Notes along with a concurrent series of Tender Offers

BURLINGTON, MA, and FRISCO, TX, April 7, 2022 – Following the Company’s successful deleveraging over the past three years, Keurig Dr Pepper Inc. (NASDAQ: KDP) announced today a strategic refinancing intended to further strengthen its balance sheet and enhance its liquidity profile. The strategic refinancing includes the commencement of a public offering of senior notes and a concurrent series of tender offers (the “Tender Offers”) to purchase for cash certain of KDP’s outstanding series of senior unsecured notes.

The Company intends to use the net proceeds from this offering, together with cash on hand, if necessary, to fund the purchase price and accrued and unpaid interest for the notes purchased in the Tender Offers and to redeem an outstanding series of senior unsecured notes. This offering is not contingent on the consummation of the Tender Offers or the redemption. In the event that the Tender Offers and the redemption are not consummated, the Company intends to use the net proceeds from this offering for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC will act as joint book-running managers for this notes offering.

The offering of the notes is being made only by means of a prospectus and related prospectus supplement. The Company has filed a registration statement (including the prospectus and related prospectus supplement) with the Securities and Exchange Commission (the “SEC”) for this offering to which this communication relates. Before you invest, you should read the prospectus and related prospectus supplement incorporated in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from: BofA Securities, Inc., 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, telephone: 1-800-294-1322 or by email at dg.prospectus_requests @bofa.com; Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Investment Grade Syndicate Desk, telephone: 212-834-4533; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, telephone: 1-800-718-1649.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Keurig Dr Pepper

Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue approaching $13 billion and approximately 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes the owned brands of Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott’s®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” and “would,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements have been based on the Company’s current views with respect to future events, the timing of this notes offering and the intended use of proceeds from this notes offering. These forward-looking statements are subject to a number of risks and uncertainties including prevailing market conditions, as well as other factors. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the SEC. In addition to these risk factors, uncertainties concerning ongoing hostilities between Russia and Ukraine and the related impacts on macroeconomic conditions, including, among other things, interest rates may also present certain risks, uncertainties and assumptions that might cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date that they were made. The Company does not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable law.

Investor Contact:

Steve Alexander

(972) 673-6769

steve.alexander@kdrp.com

Media Contact:

Katie Gilroy

(781) 418-3345

katie.gilroy@kdrp.com